Exhibit 99.1

NYSE Euronext Announces Third Quarter 2008 Financial Results

Total Revenues of $1.2 billion; Progress on Strategic Initiatives and Cost Control

Conference Call, Friday, Oct. 31, 2008, 8:00a.m. (New York, EST)/1:00p.m. (Paris, CET)

NEW YORK – Oct. 31, 2008 – NYSE Euronext (NYX) today reported net income of $174 million for the quarter ended September 30, 2008, or $0.66 per diluted share (including $0.65 from continuing operations and $0.01 from the discontinued operations of GL Trade) as compared to net income of $258 million, or $0.97 per diluted share, for the quarter ended September 30, 2007. Included in the results of operations for the quarter ended September 30, 2007 was a $32 million gain on the sale of the member firm regulatory functions of NYSE Regulation to FINRA, and a $55 million deferred tax benefit related to an enacted reduction of the UK corporate tax rate from 30% to 28%. These results are presented in accordance with U.S. generally accepted accounting principles (GAAP).

Following the decision to divest our interest in GL Trade, the business of GL Trade is presented as discontinued and the associated results of operations and financial position are reported separately for all periods presented.

“Despite turbulent markets and the global financial crisis, NYSE Euronext produced stable revenues in the third quarter and continued to drive down operating expenses,” said Duncan L. Niederauer, Chief Executive Officer, NYSE Euronext. “We are delivering on our strategic plan and investing in future opportunities as demonstrated by the September roll-out of NYSE Liffe, our U.S. futures business, and the imminent launch of our two European initiatives, SmartPool and our pan-European MTF. The past year’s technology upgrade of our trading systems served customers well as NYSE Euronext markets operated with great reliability and provided continuous access to liquidity during an especially volatile period.”

On a pro forma non-GAAP basis, excluding the operations of GL Trade, merger expenses, exit costs and other non-recurring items, net income of NYSE Euronext for the quarter ended September 30, 2008 would have been $192 million, or $0.72 per diluted share, versus non-GAAP net income of $201 million, or $0.75 per diluted share, for the quarter ended September 30, 2007. On the same basis, total revenues for the three months ended September 30, 2008 were $1,159 million, a $164 million or 16% increase as compared to revenues of $995 million for the three months ended September 30, 2007. Net revenues (defined as total revenues less direct transaction costs comprised of activity assessment, liquidity payments, and routing and clearing fees) for the three months ended September 30, 2008 were $724 million, a $4 million or 1% increase as compared to net revenues of $720 million for the comparable period a year ago. A full reconciliation of these non-GAAP results is included in the attached tables.

Fixed operating expenses from continuing operations (defined as operating expenses less merger expenses and exit costs, direct transaction costs, and excluding regulatory fine income) were $428 million for the quarter ended September 30, 2008, an $11 million increase as compared to $417 million for the quarter ended September 30, 2007. Excluding the impact of currency translation, acquisitions and dispositions of businesses, and selected strategic initiatives, fixed operating expenses decreased $36 million, or 9%, year-over-year. A full reconciliation of these non-GAAP results is included in the attached tables.

“We remain focused on reducing fixed costs and delivering the technology savings related to the NYSE Euronext merger,” said Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext. “Insourcing our European technology operations as a result of the AEMS acquisition further allows us to better control costs and generate new revenue opportunities. We are well down the path of integrating Amex into our operations. We expect to exceed the targeted $100 million in savings on the Amex acquisition, and we foresee the bulk of the related integration to be completed by the middle of next year.”

Other Financial Highlights

•

Included in the GAAP results for the quarter ended September 30, 2008 were $30 million of pre-tax merger expenses and exit costs (primarily severance charges), as compared to $22 million in the comparable period a year ago.

•

On August 6, NYSE Euronext completed the acquisition of the 50% stake in Atos Euronext Market Solutions (AEMS) previously owned by Atos Origin. Through this transaction, NYSE Euronext completed the insourcing of its European technology operations which enables full integration of AEMS’s third-party exchange business (referred to as Exchange Solutions) into NYSE Euronext Advanced Trading Solutions.

•

On October 1, in connection with the completion of SunGard’s acquisition of a majority interest in GL Trade, NYSE Euronext received €161.6 million ($227.5 million) from the sale of its 40% ownership stake in GL TRADE to SunGard.

•

On October 1, NYSE Euronext completed its acquisition of the American Stock Exchange(R) (Amex(R)), becoming the third largest U.S. options marketplace and enhancing the company’s leadership in ETFs, cash equities, closed-end funds and structured products. A total of 6.8 million shares of NYSE Euronext common stock were issued in this transaction, which is expected to produce annualized run-rate cost savings in excess of $100 million by the end of 2009.

•

Effective upon closing of the Amex transaction on October 1, NYSE Euronext removed the transfer restrictions on approximately 42 million common shares issued in connection with the merger of NYSE and Archipelago. These shares were previously restricted until March 2009.

•

Following the close of the Amex transaction, NYSE Euronext started implementing its previously announced $1 billion stock repurchase program. As of October 29, NYSE Euronext had repurchased 4.7 million shares at an average price of $29.93 per share.

•

On October 29, NYSE Euronext announced its intention to carry out a restructuring plan of its European operations in order to reduce fixed costs. The plan would include a proposed net reduction of approximately 200 headcount by the end of 2009.

•

As of September 30, 2008, NYSE Euronext had a strong financial position with $1.2 billion of cash, cash equivalents, investment and other securities (including $41 million related to Section 31 fees collected from market participants and due to the SEC) and $3.2 billion of debt.

•	NYSE Euronext will make a $0.30 quarterly dividend per share payment on December 31, 2008 to shareholders of record as of December 15, 2008.

Key Business Highlights

•

In July, Euronext launched a new incentive pricing package in Europe in order to accommodate its high frequency traders (Pack Epsilon). For the month of September, this program represented approximately 30% of the total trading volume. This was followed by a fee schedule adaptation on September 1, and on October 1 the introduction of a global pricing program that produces cost-savings for high-volume trading customers who trade on our equities markets globally.

•

NYSE Arca Options introduced its first-of-a-kind complex order book pilot program that allows customers to trade multiple option and equity issues in one innovative order type taking full advantage of NYSE Euronext’s unique multi-asset exchange operations.

•

NYSE Liffe, LLC, the new U.S. futures exchange of NYSE Euronext, was launched on September 8 and announced its new board and management structure, led by Chairman James J. McNulty, the former CME CEO, and Thomas F. Callahan, NYSE Euronext Executive Vice President and Head of U.S. Futures. In addition, NYSE Liffe has chosen The Options Clearing Corporation (OCC), the world’s largest derivatives clearing organization, as its clearing house. This clearing function will become operational before the end of the first quarter of 2009.

•

NYSE Euronext’s Universal Trading Platform (UTP), which will debut in the fourth quarter of 2008, is one of the newest and most advanced trading platforms in the industry to provide superior scalability, greater capacity, very low latency and higher speed trading for customers.

•

Upon FSA approval, NYSE Euronext will launch in partnership with BNP Paribas, HSBC and JP Morgan, SmartPool, its new Multilateral Trading Facility (MTF) for block trading on pan-European stocks. SmartPool offers full anonymity, mix of periodic blind crosses and blind continuous matching period and an open post-trade infrastructure with LCH.Clearnet and EuroCCP acting as central counterparties. The pricing has been designed in close contact with customers, based on the liquidity of each stock and charged in basis points. Current NYSE Euronext customers will have access to this new platform without any additional costs, using the same infrastructure as they use for accessing European regulated equities markets.

•

NYSE Euronext will commence operation of NYSE Arca Europe, its MTF for the trading of pan-European most active stocks in the first quarter of 2009, and will use the first release of the UTP. NYSE Euronext has committed to provide access to its trade feed to all four pan-European clearing providers for its MTF once these Central Counterparties (CCP) have established the necessary interoperability. Initially, EuroCCP, a wholly-owned subsidiary of the Depository Trust & Clearing Corporation based in London, will act as a CCP, enabling anonymous post-trade processing, providing netting and a full range of risk management services to the pan-European MTF.

•	The NYSE announced the launch of NYSE Market Access Center, a comprehensive investor relations and market intelligence service for senior executives at NYSE-listed companies.

•

The SEC recently approved a revised rule set and advanced trading tools designed to maximize the NYSE’s market quality and competitiveness in today’s increasingly electronic trading environment. The initiatives further distinguish the NYSE from competitors and provide greater value to customers by enhancing the Exchange’s unique market model with new functionality and benefits including lower price volatility, smaller spreads between best bid and offer, greater price improvement, more active participation by a broader range of market professionals, and overall deeper liquidity.

NYSE Euronext Market Summary

U.S. Cash Equities – NYSE and NYSE Arca

In the company’s U.S. cash markets during the third quarter of 2008, average daily volume was 3.6 billion shares traded, an increase of 16.8% versus the same period last year and the most active quarter ever with 231.8 billion shares traded. NYSE Euronext’s U.S. cash exchanges traded more volume than any other U.S. exchange in 99.7% of the individual NYSE-listed issues.

•	In September, NYSE Group realized a modest gain from the prior months with a Tape A market share of 42.2%;

•	During the third quarter of 2008, NYSE Group’s market share in Tape C securities reached 20.1% and showed continued growth as compared to 19.0% for the same period a year ago;

•	Year-to-date through September 30, 2008, NYSE Group traded 632.8 billion shares, up 17% for the same period in 2007.

European Cash Equities – Euronext

NYSE Euronext’s European cash markets experienced average daily volume of 1.6 million trades, an increase of 15.7% versus the same period last year.

•

Year-to-date, NYSE Euronext European exchanges experienced an increase of 24.3% in total trade volume. Trading volume qualifying for Pack Epsilon, the new pricing package for high-frequency traders implemented on July 1, 2008, represented 30% of total trading volume in September.

European Derivatives – Liffe

Liffe traded an average of 3.8 million futures and options contracts, including Bclear, during the third quarter, representing an 10.3% decline from the year ago period; during the prior year third quarter, Liffe trading volumes were at historic highs due to credit market conditions.

•	Year-to-date, Liffe traded a total of 813.6 million futures and options contracts, a 12.3% increase from the year ago period.

•	Bclear, Liffe’s trade administration and clearing service, processed 145 million contracts year-to-date, surpassing the total number of contracts processed for full year 2007 of 122 million.

US Derivatives – NYSE Arca Options and NYSE Liffe

NYSE Arca Options traded an average daily volume of 1.8 million contracts during the quarter, an increase of 37.6% compared to the year ago quarter.

•

Year-to-date through September 30, 2008 and compared to the same period in 2007, NYSE Arca Options continues to outpace broader industry volumes with volume growth of 48.9% versus total consolidated volume growth of 38.3% for the options industry.

•	For equity options trading in the SEC Penny Pilot program, NYSE Arca Options executed 13.9% of all eligible issues in the third quarter, a 5.4% increase since the pilot began in January 2007.

•

With the October 1, 2008 acquisition of the Amex, NYSE Euronext is now the third-largest U.S. equity options marketplace based on number of contracts traded. The compelling dual market structure provides all customers the choice of price-time priority on NYSE Arca and the Amex’s traditional market-maker model as well as an expanded array of services.

NYSE Liffe followed its September 8 launch in the U.S. with solid technology performance and strong volume growth in the trading of 100 oz. gold futures, 5,000 oz. silver futures, options on gold and silver futures, and mini-sized 33.2 oz. gold and 1,000 oz. silver futures.

Global Listings – NYSE Euronext’s U.S. and European Exchanges

The recent addition of the Amex significantly enhances NYSE Euronext’s position as the world’s largest exchange group by number of listings and market capitalization with nearly 4,600 listed issuers and over 6,500 listed issues with total global market capitalization of approximately $24 / €17 trillion as of October 1, 2008, more than four times that of any other exchange group.

•	New Listings: In the third quarter, NYSE Euronext markets added 148 new listings, including exchange-traded products, compared with 124 in the same period last year.

•	Year-to-date, 300 new listings joined NYSE Euronext U.S. and European exchanges.

•

IPOs: NYSE Euronext markets attracted 8 initial public offerings (IPOs), compared with 48 IPOs in the same period last year; the decline in IPO market activity was largely attributable to unfavorable market conditions during the period.

•	While year-over-year global IPO proceeds are down 54%, the NYSE Euronext leads this segment for the 5th consecutive year;

•

Year-to-date, NYSE Euronext has listed seven of the top 25 IPOs in 2008, including Visa (largest IPO in U.S. history), EDP Renováveis (largest European IPO in terms of funds raised during the first half of 2008) and Companhia Vale do Rio Doce, which raised $12 billion in July 2008.

•

Fast-Path: On July 21, Brazil’s Companhia Vale do Rio Doce cross-listed on Euronext Paris using the fast-path process, and on July 22 France’s Suez Environnement began trading on the company’s Paris and Brussels markets.

Exchange Traded Products (ETFs and ETNs) – NYSE Arca and European markets

•	U.S.: In the third quarter, NYSE Arca added 55 ETPs, including 39 ETFs, 5 ETNs, and 11 certificates. NYSE Arca represents 59% of ETF and ETN assets under management in the U.S., nearly $353 billion.

•

Year-to-date, NYSE Arca added a total of 153 Exchange Traded Products, of which 77 were ETFs, 59 were ETNs, and 17 were certificates, and facilitated the IPO of a total 40 ETFs, 58 ETNs , and 11 certificates;

•	As of September 30, NYSE Arca lists 293 ETFs (14 issuers), 79 ETNs (10 issuers) and 11 certificates (4 issuers) and trades all eligible ETFs and ETNs;

•

With the Amex, NYSE Arca adds more than 680 ETFs and 90 ETNs, and expands its portfolio of closed-end funds and structured products with approximately 420 Amex listings joining the more than 1,000 issues already listed on the on the company’s U.S. markets.

NYSE Euronext Advanced Trading Solutions – Global Commercial Technology Business

•	The acquisition of the remaining 50% stake in Atos Euronext Market Solutions (AEMS) allows NYSE Euronext to fully integrate AEMS into NYSE Euronext Advanced Trading Solutions.

•

Itau Securities selected NYSE Euronext Advanced Trading Solutions to develop and implement the first global Direct Market Access (DMA) platform offering connectivity to Brazil’s BM&F Bovespa market center for Itau Securities customers around the world.

•

NYSE Euronext Advanced Trading Solutions continues to develop and implement new innovations in financial technology, including Wombat’s Data Fabric feed handler, agreements to deploy equity and derivative trading platforms around the world, and SFTI’s growing global connectivity.

•	SFTI now connects all displayed U.S. equity markets and market participants and is expanding aggressively throughout Europe to create the world’s largest, most robust financial transaction network.

Analyst/Investor/Media Call: Friday, October 31, 2008, 8:00am (NY/EST)/1:00pm (Paris, CET)

Live Dial-in Information:

United States: 800.510.9661

International: 617.614.3452

Passcode: 89251210

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 87711682

CONTACT: Media

+31.20.550.4488 (Amsterdam)

+32.2.509.1392 (Brussels)

+351.217.900.029 (Lisbon)

+44.20.7379.2789 (London)

+1.212.656.2411 (New York)

+33.1.49.27.11.33 (Paris)

CONTACT: Investor Relations

+1.212.656.5700 (New York)

+33.1.49.27.58.60 (Paris)

The conference call and accompanying slide presentation is available on the Investor Relations section of NYSE Euronext’s Web site, www.nyse.com.

The results of operations of Euronext N.V. for the three months ended September 30, 2008 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s results should be directed to Investor Relations (contact details provided above).

Note: Based on third quarter 2008 non-GAAP net revenues (excluding activity assessment fees, and liquidity payments, routing and clearing fees), NYSE Euronext revenues from its primary business activities are represented below as a percentage of total net revenues:

•	Derivatives trading accounts for 24%

•	European cash trading accounts for 22%

•	U.S. cash trading accounts for 12%

•	Market data accounts for 15%

•	Listing accounts for 14%

•	Software and technology services accounts for 6%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and other non-recurring items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) is the world’s leading, most liquid and diverse exchange group. It offers a broad and growing array of financial products and services in cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions, all designed to meet the evolving needs of issuers, investors and financial institutions. Spanning multiple asset classes and six countries, NYSE Euronext’s exchanges include the New York Stock Exchange, Liffe, Euronext and NYSE Arca. With more than 6,500 listed issues, more than any other exchange group, trading on NYSE Euronext’s equity markets represents more than one-third of the world’s cash equities volume. NYSE Euronext also manages the leading European derivatives exchange by value of trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues
Activity assessment	$46	$131	$189	$432
Cash trading	634	466	1,708	1,103
Derivatives trading	229	243	729	441
Listing	98	96	294	285
Market data	112	101	321	270
Software and technology services	47	24	107	74
Regulatory	8	29	36	136
Other	31	36	102	100

Total revenues	1,205	1,126	3,486	2,841
Section 31 fees	(46)	(131)	(189)	(432)
Liquidity payments	(358)	(211)	(887)	(510)
Routing and clearing	(77)	(64)	(211)	(164)
Merger expenses and exit costs	(30)	(22)	(83)	(49)
Compensation	(168)	(166)	(480)	(443)
Systems and communications	(66)	(77)	(237)	(180)
Professional services	(44)	(27)	(106)	(75)
Depreciation and amortization	(65)	(66)	(181)	(168)
Occupancy	(37)	(31)	(96)	(83)
Marketing and other	(48)	(50)	(133)	(117)
Regulatory fine income	1	10	3	19

Operating income from continued operations	267	291	886	639
Net interest and investment loss	(31)	(21)	(72)	(34)
Gain on sale of equity investment	—	32	2	34
Income from associates	(1)	6	—	9
Other income	6	5	28	18

Income from continuing operations before income tax provision and minority interest	241	313	844	666
Income tax provision	(70)	(50)	(244)	(172)
Minority interest	—	(6)	(5)	(8)

Income from continuing operations	171	257	595	486

Income from discontinued operations	3	1	5	1

Net income	$174	$258	$600	$487

Basic earnings per share from continuing operations	$0.65	$0.97	$2.24	$2.13
Basic earnings per share from discontinued operations	0.01	—	0.02	0.01

Basic earnings per share	$0.66	$0.97	$2.26	$2.14

Diluted earnings per share from continuing operations	$0.65	$0.97	$2.24	$2.12
Diluted earnings per share from discontinued operations	0.01	—	0.02	0.01

Diluted earnings per share	$0.66	$0.97	$2.26	$2.13

Basic weighted average shares outstanding	266	265	266	227
Diluted weighted average shares outstanding	266	266	266	228

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (unaudited)”

	Three months ended September 30, [a, b, c, d]		Nine months ended September, [a, b, c, d]
	2008	2007	2008		2007
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined		Pro Forma Combined
Revenues
Cash trading	$634	$466	$1,708		$1,221
Derivatives trading	229	243	729		625
Listing	98	96	294		290
Market data	112	101	321		314
Software and technology services	47	24	107		76
Regulatory	8	29	36		135
Other	31	36	102		110

Total revenues	1,159	995	3,297		2,771
Liquidity payments	(358)	(211)	(887)		(539)
Routing and clearing	(77)	(64)	(211)		(161)
Compensation	(168)	(166)	(516	) [e]	(506)[f]
Systems and communications	(66)	(77)	(237)		(226)
Professional services	(44)	(27)	(106)		(84)
Depreciation and amortization	(65)	(66)	(181)		(201)[g]
Occupancy	(37)	(31)	(96)		(94)
Marketing and other	(48)	(50)	(133)		(136)
Regulatory fine income	1	10	3		19

Operating income	297	313	933		843
Net interest and investment loss	(31)	(21)	(72)		(67)[h]
Income from associates	(1)	6	—		9
Other income	6	5	28		21

Income before income tax provision and minority interest	271	303	889		806
Income tax provision	(79)	(98)[i]	(258)		(268)[i]
Minority interest	—	(4)	(5)		(9)

Net income	$192	$201	$626		$529

Basic earnings per share	$0.72	$0.75	$2.36		$2.00
Diluted earnings per share	$0.72	$0.75	$2.36		$1.99

Basic weighted average shares outstanding	266	265	266		265
Diluted weighted average shares outstanding	266	266	266		266

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the merger with NYSE Group and Euronext N.V. and the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.
[b]	Merger expenses and exit costs of $30 million and $22 million have been eliminated from the results of operations for the three months ended September 30, 2008 and 2007, respectively, and $83 million and $49 million for the nine months ended September 30, 2008 and 2007, respectively, as they represent nonrecurring charges directly attributable to business combinations and other cost reduction initiatives.
[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.
[d]	Gains on sale of businesses and equity investments of $32 million have been eliminated from the results of operations for the three months ended September 30, 2007, and $2 million and $34 million for the nine months ended September 30, 2008 and 2007, respectively, as they represent nonrecurring items.
[e]	The results of operations for the nine months ended September 30, 2008 exclude $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.
[f]	The results of operations for the nine months ended September 30, 2007 include a $13 million net curtailment gain in connection with elimination of certain components of our postretirement plans in the U.S.
[g]	The results of operations for the nine months ended September 30, 2007 include amortization expense of $25 million related to the fair value of the identifiable intangible assets prior to the April 4, 2007 merger with Euronext.
[h]	The results of operations for the nine months ended September 30, 2007 include interest expense of $35 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the period prior to the April 4, 2007 merger with Euronext.
[i]	The results of operations for both the three and nine months ended September 30, 2007 exclude a non-recurring $55 million tax benefit in connection with the enacted reduction of the UK corporate tax rate from 30% to 28% effective April 1, 2008.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended September 30, 2008 [a, b, c, d]				Three months ended September 30, 2007 [a, b, c, d]
	US Operations	European Operations	Corporate Items	Pro Forma Combined	US Operations	European Operations	Corporate Items	Pro Forma Combined
Revenues
Cash trading	$473	$161	$—	$634	$323	$143	$—	$466
Derivatives trading	39	190	—	229	21	222	—	243
Listing	90	8	—	98	91	5	—	96
Market data	52	60	—	112	52	49	—	101
Other revenues	64	22	—	86	77	12	—	89

Total revenues (1)	718	441	—	1,159	564	431	—	995
Liquidity payments, routing and clearing (2)	(401)	(34)	—	(435)	(230)	(45)	—	(275)
Fixed operating expenses	(221)	(199)	(8)	(428)	(230)	(178)	(9)	(417)
Regulatory fine income	1	—	—	1	10	—	—	10

Operating income	$97	$208	$(8)	$297	$114	$208	$(9)	$313

Net revenues= (1) + (2)	$317	$407	$—	$724	$334	$386	$—	$720

	Nine months ended September 30, 2008 [a, b, c, d]				Nine months ended September 30, 2007 [a, b, c, d]
	US Operations	European Operations	Corporate Items	Pro Forma Combined	US Operations	European Operations	Corporate Items	Pro Forma Combined
Revenues
Cash trading	$1,222	$486	$—	$1,708	$838	$383	$—	$1,221
Derivatives trading	108	621	—	729	50	575	—	625
Listing	269	25	—	294	271	19	—	290
Market data	156	165	—	321	173	141	—	314
Other revenues	192	53	—	245	286	35	—	321

Total revenues (1)	1,947	1,350	—	3,297	1,618	1,153	—	2,771
Liquidity payments, routing and clearing (2)	(978)	(120)	—	(1,098)	(600)	(100)	—	(700)
Fixed operating expenses	(661)[e]	(573)	(35)	(1,269)	(718)	(508)	(21)	(1,247)
Regulatory fine income	3	—	—	3	19	—	—	19

Operating income	$311	$657	$(35)	$933	$319	$545	$(21)	$843

Net revenues= (1) + (2)	$969	$1,230	$—	$2,199	$1,018	$1,053	$—	$2,071

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the merger with NYSE Group and Euronext N.V. and the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.
[b]	Merger expenses and exit costs of $30 million and $22 million have been eliminated from the results of operations for the three months ended September 30, 2008 and 2007, respectively, and $83 million and $49 million for the nine months ended September 30, 2008 and 2007, respectively, as they represent nonrecurring charges directly attributable to business combinations and other cost reduction initiatives.
[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.
[d]	Gains on sale of businesses and equity investments of $32 million have been eliminated from the results of operations for the three months ended September 30, 2007, and $2 million and $34 million for the nine months ended September 30, 2008 and 2007, respectively, as they represent nonrecurring items.
[e]	The results of operations for the nine months ended September 30, 2008 exclude $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.

Corporate Items include intercompany eliminations of charges between U.S. and Europe.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Three months ended September 30, 2008
Revenues	$1,205	$(46)[a]		$1,159
Operating expenses, net	(938)	76	[a], [b]	(862)

Operating income	267	30		297
Net interest and investment loss	(31)	—		(31)
Gain on sale of equity investment	—	—		—
Income from associates	(1)	—		(1)
Other income	6	—		6

Income before income tax provision and minority interest	241	30		271
Income tax provision	(70)	(9)		(79)
Minority interest	—	—		—

Net income	$171	$21		$192

Nine months ended September 30, 2008
Revenues	$3,486	$(189)[a]		$3,297
Operating expenses, net	(2,600)	236	[a], [b]	(2,364)

Operating income	886	47		933
Net interest and investment loss	(72)	—		(72)
Gain on sale of equity investment	2	(2)[c]		—
Income from associates	—	—		—
Other income	28	—		28

Income before income tax provision and minority interest	844	45		889
Income tax provision	(244)	(14)		(258)
Minority interest	(5)	—		(5)

Net income	$595	$31		$626

[a]	Includes Activity assessment fees / Section 31 fees.
[b]	Includes merger expenses, exit costs and income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.
[c]	Includes gains on sale of equity investments.

NYSE Euronext

Operating expenses including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Operating expenses for the three months ended September 30, 2008 on a GAAP basis	$939
less:
Section 31 fees	(46)
Liquidity payments	(358)
Routing and clearing	(77)
Merger expenses and exit costs	(30)

Fixed operating expenses for the three months ended September 30, 2008	428

Excluding the impact of:
Currency translation	(6)
Acquisitions and dispositions, net	(21	)*
Capacity initiatives and integration	(18)
NYSE Liffe start up costs	(2)

Fixed operating expenses for the three months ended September 30, 2008 on a pro forma non-GAAP basis	$381	[a]

Operating expenses for the three months ended September 30, 2007 on a GAAP basis	$845
less:
Section 31 fees	(131)
Liquidity payments	(211)
Routing and clearing	(64)
Merger expenses and exit costs	(22)

Fixed operating expenses for the three months ended September 30, 2007	$417	[b]

Variance ($)	$(36	)[a] -[b] = [c]

Variance (%)	-9	%[c] / [b]

Operating expenses for the nine months ended September 30, 2008 on a GAAP basis	$2,639	**
less:
Section 31 fees	(189)
Liquidity payments	(887)
Routing and clearing	(211)
Merger expenses and exit costs	(83)

Fixed operating expenses for the three months ended September 30, 2008	1,269

Excluding the impact of:
Currency translation	(39)
Acquisitions and dispositions, net	(3	)*
Capacity initiatives and integration	(35)
NYSE Liffe start up costs	(4)

Fixed operating expenses for the nine months ended September 30, 2008 on a pro forma non-GAAP basis	$1,188	[a]

Operating expenses for the nine months ended September 30, 2007 on a GAAP basis	$2,234	***
less:
Section 31 fees	(432)
Liquidity payments	(510)
Routing and clearing	(164)
Merger expenses and exit costs	(49)
add:
Operating expenses of Euronext for the period which preceded the April 4, 2007 merger with NYSE Group	181

Fixed operating expenses for the three months ended September 30, 2007	$1,260	[b]

Variance ($)	$(72	)[a] -[b] = [c]

Variance (%)	-6	%[c] / [b]

*	Includes the contribution of Wombat and AEMS, net of the transfer of certain regulatory functions carried out by NYSE Regulation to FINRA.
**	Adjusted to exclude $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.
***	Adjusted to exclude a $13 million net curtailment gain in connection with the elimination of certain components of our postretirement plans in the U.S.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,153	$1,500
Accounts receivable, net	787	451
Deferred income taxes	85	111
Other current assets	188	98
Current assets from discontinued operations	139	118

Total current assets	2,352	2,278
Property and equipment, net	677	519
Goodwill	5,212	4,687
Other intangible assets, net	6,805	7,180
Investment in associates	9	337
Deferred income taxes	471	384
Other assets	760	792
Non-current assets from discontinued operations	407	441

Total assets	$16,693	$16,618

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$867	$930
Deferred revenue	235	124
Short term debt	1,402	2,164
Deferred income taxes	47	53
Current liabilities from discontinued operations	201	191

Total current liabilities	2,752	3,462
Accrued employee benefits	318	312
Deferred revenue	351	349
Long term debt	1,800	494
Deferred income taxes	2,258	2,295
Other liabilities	40	27
Non-current liabilities from discontinued operations	114	119

Total liabilities	7,633	7,058

Minority interest	16	176
Stockholders’ equity	9,044	9,384

Total liabilities and stockholders’ equity	$16,693	$16,618

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited)	Q3 ‘08	Q3 ‘07	% Chg	Q3 ‘08	Q3 ‘07	% Chg	YTD 2008	% Chg vs. YTD 2007
Number of Trading Days - European Markets	66	65	—	66	65	—	192	—
Number of Trading Days - U.S. Markets	64	63	—	64	63	—	189	—

European Cash Products (trades in thousands)	1,552	1,341	15.7%	102,421	87,177	17.5%	293,235	24.3%

Equities	1,502	1,287	16.7%	99,146	83,653	18.5%	283,250	25.4%
Exchange-Traded Funds	8	7	20.0%	526	431	21.9%	1,496	37.3%
Structured Products	37	42	-11.1%	2,451	2,715	-9.7%	7,489	-1.6%
Bonds	5	6	-22.2%	298	378	-21.0%	1,000	-20.3%

U.S. Cash Products (shares in millions)	3,622	3,101	16.8%	231,803	195,358	18.7%	632,836	17.0%

NYSE Listed Issues[1]

NYSE Group Handled Volume[2]	2,659	2,420	9.9%	170,167	152,451	11.6%	469,306	11.9%
NYSE Group Matched Volume[3]	2,395	2,219	7.9%	153,289	139,784	9.7%	423,333	8.5%
NYSE Group TRF Volume [4]	416	90	359.9%	26,595	5,693	367.2%	55,983	729.0%
Total NYSE Listed Consolidated Volume	5,633	3,729	51.1%	360,498	234,927	53.5%	905,642	45.7%

NYSE Group Share of Total Consolidated Volume
Handled Volume[2]	47.2%	64.9%	-17.7%	47.2%	64.9%	-17.7%	51.8%	-15.6%
Matched Volume[3]	42.5%	59.5%	-17.0%	42.5%	59.5%	-17.0%	46.7%	-16.0%
TRF Volume[4]	7.4%	2.4%	5.0%	7.4%	2.4%	5.0%	6.2%	5.1%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume[2]	508	267	90.5%	32,495	16,790	93.5%	77,835	104.9%
NYSE Group Matched Volume[3]	445	231	92.9%	28,498	14,542	96.0%	67,670	106.2%
NYSE Group TRF Volume[4]	223	32	587.2%	14,283	2,046	598.1%	27,179	912.6%
Total NYSE Arca & Amex Listed Consolidated Volume	1,609	704	128.4%	102,988	44,381	132.1%	237,723	137.4%

NYSE Group Share of Total Consolidated Volume
Handled Volume[2]	31.6%	37.8%	-6.2%	31.6%	37.8%	-6.2%	32.7%	-5.2%
Matched Volume[3]	27.7%	32.8%	-5.1%	27.7%	32.8%	-5.1%	28.5%	-4.3%
TRF Volume[4]	13.9%	4.6%	9.3%	13.9%	4.6%	9.3%	11.4%	8.8%

Nasdaq Listed Issues

NYSE Group Handled Volume[2]	455	415	9.8%	29,141	26,117	11.6%	85,696	2.5%
NYSE Group Matched Volume[3]	387	338	14.5%	24,747	21,270	16.3%	71,772	5.1%
NYSE Group TRF Volume[4]	249	155	60.8%	15,938	9,755	63.4%	41,536	162.3%
Total Nasdaq Listed Consolidated Volume	2,261	2,183	3.6%	144,705	137,525	5.2%	428,240	5.4%

NYSE Group Share of Total Consolidated Volume
Handled Volume[2]	20.1%	19.0%	1.1%	20.1%	19.0%	1.1%	20.0%	-0.6%
Matched Volume[3]	17.1%	15.5%	1.6%	17.1%	15.5%	1.6%	16.8%	0.0%
TRF Volume[4]	11.0%	7.1%	3.9%	11.0%	7.1%	3.9%	9.7%	5.8%

Exchange-Traded Funds[1,5]

NYSE Group Handled Volume[2]	539	354	52.2%	34,473	22,302	54.6%	82,759	62.1%
NYSE Group Matched Volume[3]	474	315	50.3%	30,338	19,866	52.7%	72,391	58.8%
NYSE Group TRF Volume [4]	246	45	444.2%	15,776	2,854	452.8%	30,138	678.1%
Total ETF Consolidated Volume	1,699	862	97.2%	108,732	54,277	100.3%	250,137	107.6%

NYSE Group Share of Total Consolidated Volume
Handled Volume[2]	31.7%	41.1%	-9.4%	31.7%	41.1%	-9.4%	33.1%	-9.3%
Matched Volume[3]	27.9%	36.6%	-8.7%	27.9%	36.6%	-8.7%	28.9%	-8.9%
TRF Volume[4]	14.5%	5.3%	9.2%	14.5%	5.3%	9.2%	12.0%	8.8%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited; contracts in thousands)	Q3 ‘08	Q3 ‘07	% Chg	Q3 ‘08	Q3 ‘07	% Chg	YTD 2008	% Chg vs. YTD 2007
Number of Trading Days - European Markets	66	65	—	66	65	—	192	—
Number of Trading Days - U.S. Markets	64	63	—	64	63	—	189	—

European Derivatives Products	3,756	4,187	-10.3%	247,864	272,185	-8.9%	813,622	12.3%

Total Interest Rate Products	1,920	2,471	-22.3%	126,723	160,613	-21.1%	443,738	11.2%

Short Term Interest Rate Products	1,816	2,357	-22.9%	119,855	153,187	-21.8%	423,361	12.4%
Medium and Long Term Interest Rate Products	104	114	-8.9%	6,868	7,426	-7.5%	20,377	-8.4%

Total Equity Products[6]	1,786	1,665	7.3%	117,861	108,196	8.9%	359,465	13.7%

Total Individual Equity Products	1,116	1,008	10.7%	73,657	65,520	12.4%	234,432	17.5%
Total Equity Index Products	670	657	2.0%	44,203	42,676	3.6%	125,033	7.2%

of which Bclear	637	374	70.1%	42,014	24,330	72.7%	145,208	61.7%
Individual Equity Products	519	298	74.3%	34,241	19,350	77.0%	124,880	65.7%
Equity Index Products	118	77	53.7%	7,773	4,979	56.1%	20,328	41.0%

Commodity Products	50	52	-4.3%	3,281	3,375	-2.8%	10,418	11.8%

U.S. Derivatives Products - Equity Options[7]

NYSE Arca Options Contracts	1,763	1,281	37.6%	112,836	80,733	39.8%	328,292	48.9%
Total Consolidated Options Contracts	14,388	10,872	32.3%	920,824	684,924	34.4%	2,521,133	38.3%

NYSE Group Share of Total	12.3%	11.8%		12.3%	11.8%		13.0%	0.9%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[4]	Represents NYSE’s volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Includes all trading activities for Bclear, Liffe’s clearing service for wholesale equity derivatives.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	September 30, 2008	June 30, 2008	September 30, 2007
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	2,494	2,517	2,706
Number of new issuer listings[1]	66	94	54
Capital raised in connection with new listings ($mm)[2]	$298	$4,171	$8,393

Euronext Listed Issuers

Euronext listed issuers[1]	1,126	1,133	1,186
Number of new issuer listings[3]	25	20	37
Capital raised in connection with new listings ($mm)[2]	$392	$2,540	$2,709

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	48.7%	51.6%	63.3%
Share of Tape B revenues (%)	31.3%	32.4%	32.7%
Share of Tape C revenues (%)	20.6%	20.2%	20.3%
Professional subscribers (Tape A)	447,627	454,536	445,606

Euronext Market Data

Number of terminals	277,376	221,330	216,654

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,505	3,542	3,643
GL Trade headcount	1,461	1,451	1,409

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rates

Average €/US$ exchange rate for the quarter	$1.503	$1.563	$1.375
Average GBP/US$ exchange rate for the quarter	$1.893	$1.972	$2.022

[1]

Figures for NYSE listed issuers include listed operating companies, closed-end funds, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 383 ETPs and 17 operating companies exclusively listed on NYSE Arca, Inc. as of September 30, 2008. There were 521 structured products listed on the NYSE as of September 30, 2008. Figures for Euronext present the operating companies listed on Eurolist, and do not include closed-end funds, ETFs and structured product (warrants and certificates). At the end of September 30, 125 companies were listed on Alternext, 308 on Free Market and 369 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Eurolist, Alternext, Free Market and close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per the SEC’s Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tapes A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]

NYSE Euronext owns approximately 40% of the common equity of GL Trade, which is listed separately on Eurolist by Euronext in Paris. NYSE Euronext consolidates the results of GL Trade. NYSE Euronext headcount includes both the employees of Wombat and AEMS for all periods presented. NYSE Euronext headcount, as of June 30, 2008, excludes 75 employees who left June 30 as part of the voluntary resignation program initiated during 2008.

Source: NYSE Euronext